UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Takeda Yakuhin Kogyo Kabushiki Kaisha

(Exact name of registrant as specified in its charter)

Takeda Pharmaceutical Company Limited

(Translation of registrant’s name into English)

Japan (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

1-1, Nihonbashi-Honcho 2-Chome Chuo-ku, Tokyo, Japan (Address of principal executive offices)	103-8668 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange On Which Registered
€750,000,000 0.750% Senior Notes due 2027 €850,000,000 1.000% Senior Notes due 2029 €1,000,000,000 1.375% Senior Notes due 2032 €1,000,000,000 2.000% Senior Notes due 2040	New York Stock Exchange New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement to which this form relates:

333-239409

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Takeda Pharmaceutical Company Limited (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated June 29, 2020 (the “Prospectus Supplement”) to a prospectus dated June 24, 2020 contained in the Company’s effective Registration Statement on Form F-3 (Registration No. 333-239409), which was filed with the SEC on June 24, 2020 (the “Base Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the information contained in the sections entitled “Description of the Notes” and “Taxation” in the Prospectus Supplement and “Description of Senior Debt Securities” in the Base Prospectus.

Item 2. Exhibits.

Exhibit Number	Description

4.1	Senior Indenture between Takeda Pharmaceutical Company Limited and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 6-K filed by the Company on July 9, 2020).

4.2	Form of Senior Note due 2027 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 6-K filed by the Company on July 9, 2020).

4.3	Form of Senior Note due 2029 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 6-K filed by the Company on July 9, 2020).

4.4	Form of Senior Note due 2032 (incorporated by reference to Exhibit 4.4 to the Current Report on Form 6-K filed by the Company on July 9, 2020).

4.5	Form of Senior Note due 2040 (incorporated by reference to Exhibit 4.5 to the Current Report on Form 6-K filed by the Company on July 9, 2020).

99.1	Prospectus Supplement dated June 29, 2020, and Base Prospectus dated June 24, 2020 (incorporated by reference to the filing pursuant to Securities Act Rule 424(b)(2) by the Company on June 29, 2020).

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 9, 2020

Takeda Pharmaceutical Company Limited

By:	/s/ Costa Saroukos
	Name:	Costa Saroukos
	Title:	Director and Chief Financial Officer